EXHIBIT 10.41

ADVANCED FIBRE COMMUNICATIONS

STOCK OPTION AGREEMENT

WITNESSETH:

RECITALS

     A. The Board of Directors of the Corporation has adopted the Advanced Fibre Communications 1993 Stock Option/Stock Issuance Plan, as amended (the “Plan”) for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board of Directors and consultants who contribute to the financial success of the Corporation or its parent or subsidiary corporations.

     B. Optionee is an individual who is to render valuable services to the Corporation or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of a stock option to Optionee.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the “Grant Date”) specified in the accompanying Notice of Grant of Stock Option (the “Grant Notice”), a stock option to purchase up to that number of shares of the Corporation’s Common Stock (the “Option Shares”) as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the “Option Price”) specified in the Grant Notice.

     2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the expiration date (the “Expiration Date”) specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 18.

     3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

     4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable in one or more installments, the installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the option term under Paragraphs 5, 6 or 18 of this Agreement.

     5. TERMINATION OF OPTION TERM. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

          (i) Should Optionee cease to remain in Service for any reason (other than death or Disability) while this option is outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the EARLIER of (a) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (b) the Expiration Date. Upon the expiration of such twelve (12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (iii) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option. However, should such Disability be deemed to constitute Permanent Disability, then the period during which this option is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be limited to the twelve (12)-month period following the date of Optionee’s cessation of Service by reason of such Permanent Disability. In no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of the applicable six (6) or twelve (12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

NOTE: Exercise of this option on a date later than three (3) months following cessation of Service due to Disability will result in loss of favorable incentive stock option treatment, UNLESS such Disability constitutes Permanent Disability. In the event that incentive stock option treatment is not available, this option will be taxed as a non-statutory option upon exercise.

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          (iv) During the limited period of post-Service exercisability applicable under subparagraph (i), (ii) or (iii) above, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of his/her cessation of Service, vested in accordance with the vesting schedule specified in the Grant Notice. To the extent Optionee is not vested in the Option Shares at the time of his/her cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

          (v) For purposes of this Paragraph 5 and for all other purposes under this Agreement:

     A. DISABILITY shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. PERMANENT DISABILITY shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     B. Optionee shall be deemed to remain in SERVICE for so long as Optionee continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the board of directors, or a consultant.

     C. Optionee shall be deemed to be an EMPLOYEE of the Corporation and to continue in the Corporation’s employ for so long as Optionee remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     D. A corporation shall be considered to be a SUBSIDIARY corporation of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     E. A corporation shall be considered to be a PARENT corporation of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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     6. SPECIAL TERMINATION OF OPTION.

     A. In the event of one or more of the following stockholder-approved transactions (a “Corporate Transaction”):

     (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation’s incorporation; or

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

     (iii) any reverse merger in which the Corporation is the surviving entity but in which all of the Corporation’s outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary,

then this option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof.

     B. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7. ADJUSTMENT IN OPTION SHARES.

     A. In the event any change is made to the Corporation’s outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this option, (ii) the number of Option Shares for which this option is to be exercisable from and after each installment date specified in the Grant Notice and (iii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     B. If this option is to be assumed in connection with a Corporate Transaction described in Paragraph 6 or is otherwise to remain outstanding, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be

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made to the Option Price payable per share, PROVIDED the aggregate Option Price payable hereunder shall remain the same.

     8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

     9. MANNER OF EXERCISING OPTION.

     A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

     (i) Execute and deliver to the Secretary of the Corporation a stock purchase agreement (the “Purchase Agreement”) in substantially the form of Exhibit B to the Grant Notice.

     (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

          1. full payment in cash or check; or

          2. any other form which the Plan Administrator may, in its discretion, approve at the time of exercise in accordance with the provisions of paragraph 15 of this Agreement.(1)

     Should the Corporation’s outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) at the time the option is exercised, then the Option Price may also be paid as follows:

          3. in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value (as defined below) on the Exercise Date; or

          4. to the extent exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which

(1)	Authorization of a loan or installment payment method under such provisions may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

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Optionee is to provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

     (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

       Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the Option Price must accompany the Purchase Agreement delivered to the Corporation.

             B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Purchase Agreement shall have been delivered to the Corporation, and the Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) through (iii) below:

      (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers through the Nasdaq National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq National
Market System,

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then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     C. As soon after the Exercise Date as practical, the Corporation shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

     D. In no event may this option be exercised for any fractional shares.

     10. REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE SUCH SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT.

     11. COMPLIANCE WITH LAWS AND REGULATIONS.

     A. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation’s Common Stock may be listed at the time of such exercise and issuance.

     B. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

     12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

     13. LIABILITY OF CORPORATION.

     A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Article IV, Section 3 of the Plan.

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     B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

     14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     15. LOANS. The Plan Administrator may, in its absolute discretion and without any obligation to do so, assist the Optionee in the exercise of this option by (i) authorizing the extension of a loan to the Optionee from the Corporation or (ii) permitting the Optionee to pay the exercise price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

     16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

     17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

     18. SHAREHOLDER APPROVAL.

          If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

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     19. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

     A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of Permanent Disability.

     B. Should this option be designated as immediately exercisable in the Grant Notice, then this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Corporation’s Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Corporation’s Common Stock for which this option or one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or its parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 19.B would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become exercisable as a non-statutory option for the balance of the Option Shares.

     C. Should this option be designated as exercisable in installments in the Grant Notice, then no installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Corporation’s Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Corporation’s Common Stock for which one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary corporation) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a non-statutory option.

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     20. WITHHOLDING. Optionee hereby agrees to make appropriate arrangements with the Corporation or parent or subsidiary corporation employing Optionee for the satisfaction of all Federal, state or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

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